EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Advanced Neuromodulation Systems, Inc. 2002 Stock Option Plan of our report dated March 27, 2003 with respect to the consolidated financial statements and schedule of Advanced Neuromodulation Systems, Inc. included in its Annual Report on Form 10-K/A for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP

Dallas, Texas
July 23, 2003